[Note: This form of agreement was entered into by First Indiana
Corporation and each of Robert H. McKinney, Marni McKinney, and Owen
B. Melton, Jr. The agreements are identical except for the positions held at the Company and the Bank (references to such are noted) and for the clause in section 1(a) which reads "and provided, further, that the Employment Term shall not be automatically extended beyond the first day of the month following the month in which the Executive attains age sixty-five (65)", which does NOT appear in Robert H. McKinney's agreement]



           EMPLOYMENT AGREEMENT

     THIS AGREEMENT, entered into as of the 1st day of May, 1997, by and between First Indiana Corporation (the
"Company"), and Named Executive (the "Executive")
(hereinafter collectively referred to as "the parties").

           W I T N E S S E T H:

     WHEREAS, the Board of Directors of the Company (the
"Board") recognizes that the possibility of a Change of Control
(as hereinafter defined in Section 2) exists and that the threat of or the occurrence of a Change of Control can result in significant distractions of its key management personnel because of the uncertainties inherent in such a situation; and

     WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its shareholders to retain the services of the Executive in the event of a threat or occurrence of a Change of Control and to ensure his continued dedication and efforts in such event without undue concern for his personal financial and employment security; and

     WHEREAS, in order to induce the Executive to remain in the employ of the Company, particularly in the event of a threat of or the occurrence of a Change of Control, the Company desires to enter into this Agreement with the Executive.

     NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

     1.  Employment Term.

     (a) The "Employment Term" shall commence on the first date during the Protected Period (as defined in Section 1(c), below) on which a Change of Control (as defined in Section 2, below) occurs (the "Effective Date") and shall expire on the third anniversary of the Effective Date; provided, however, that at the end of each day of the Employment Term the Employment Term shall automatically be extended for one (1) day unless either the Company or the Executive shall have given written notice to the other at least thirty (30) days prior thereto that the Employment Term shall not be so extended and provided, further, that the Employment Term shall not be automatically extended beyond the first day of the month following the month in which the Executive attains age sixty-five (65).

     (b) Notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment is terminated prior to the Effective Date and the Executive reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change of Control, or (ii) otherwise occurred in connection with or in anticipation of a Change of Control, then for all purposes of this

       1 (10k page 117)


Agreement, the Effective Date shall mean the date immediately prior to the date of such termination of the Executive's employment.

     (c)  For purposes of this Agreement, the "Protected
Period" shall be the one year period commencing on the date hereof, provided, however, that at the end of each day the Protected Period shall be automatically extended for one day unless at least 30 days prior thereto the Company shall have given written notice to the Executive that the Protected Period shall not be so extended; and provided, further, that notwithstanding any such notice by the Company not to extend, the Protected Period shall not end if prior to the expiration thereof any third party has indicated an intention or taken steps reasonably calculated to effect a Change of Control, in which event the Protected Period shall end only after such third party publicly announces that it has abandoned all efforts to effect a Change of Control.

     2. Change of Control. For purposes of this Agreement, a "Change of Control" shall mean the first to occur of the following:

     (a) The acquisition by any individual, entity or "group" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange
Act")(a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or
(ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions of common stock shall not constitute a Change of Control: (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege by one or more Persons acting in concert, and excluding an acquisition that would be a Change of Control under subsection (c) of this Section 2), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation or other entity controlled by the Company, (iv) any acquisition by any corporation or other entity pursuant to a reorganization, merger or consolidation which would not be a Change of Control under subsection (c) of this
Section 2; or (v) any acquisition by an Exempt Person; provided further, that the applicable percentage shall be reduced from 25% to 20% in the event of the occurrence of one transaction or a series of transactions which results in the beneficial ownership by Exempt Persons of less than 15% of the Outstanding Company
Common Stock or the Outstanding Company Voting Securities;
or

     (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened "election

       2 (10k page 118)

contest" or other actual or threatened "solicitation" (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) of proxies or consents by or on behalf of a person other than the Incumbent Board; or

     (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation, unless, following such reorganization, merger, share exchange or consolidation, (i) 75% or more of, respectively, the then outstanding shares of common stock of the corporation or other entity resulting from such reorganization, merger, share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting
Securities immediately prior to such reorganization, merger, share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, share exchange or consolidation, (ii) no Person (excluding the Company, any Exempt Person, any employee benefit plan (or related trust) of the Company or such corporation or other entity resulting from such reorganization, merger, share exchange or consolidation and any person beneficially owning, immediately prior to such reorganization, merger, share exchange or consolidation, directly or indirectly, 25% or more of the Outstanding Company Common Stock or Outstanding Voting
Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation or other entity resulting from such reorganization, merger, share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation or other entity, entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation or other entity resulting from such reorganization, merger, share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, share exchange or consolidation; provided however, that the applicable percentage for purposes of clause (ii) of this subsection (c) shall be reduced from 25% to 20% in the event of the occurrence of one transaction or a series of transactions which results in the beneficial ownership by Exempt Persons of less than 15% of the Outstanding Company Common Stock or the Outstanding
Company Voting Securities; or

     (d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation or other entity, with respect to which following such sale or other disposition, (A) 75% or more of, respectively, the then outstanding shares of common stock of such corporation or other entity and the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners, respectively, of the Outstanding Company
Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to


       3 (10k page 119)

such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any Exempt
Person, any employee benefit plan (or related trust) of the Company or such corporation or other entity and any person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting
Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of such corporation or other entity or the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation or other entity were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; provided however, that the applicable percentage for purposes of subclause
(ii)(B) of this subsection (d) shall be reduced from 25% to 20% in the event of the occurrence of one transaction or a series of transactions which results in the beneficial ownership by Exempt Persons of less than 15% of the Outstanding Company Common
Stock or the Outstanding Company Voting Securities; or

     (e) The occurrence of one transaction or a series of transactions, which has the effect of a divestiture by the Company of 25% or more of the combined voting power of the outstanding voting securities of First Indiana Bank; or

     (f) The occurrence of any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of First Indiana Bank (other than to the Company or one or more Exempt Persons); or

     (g) The occurrence of one transaction or a series of transactions which results in the beneficial ownership by Exempt Persons (determined without regard to clause (vi) of Section 2A) of less than 20% of the outstanding voting securities of The Somerset Group, Inc. ("Somerset"), at any time when Somerset beneficially owns 10% or more of the combined voting power of the outstanding voting securities of the Company.

     2A.  Exempt Person.  For purposes of this Agreement,
"Exempt Person" shall mean (i) Robert H. McKinney; (ii) Arlene
A. McKinney; (iii) any Exempt Descendant (as defined below);
(iv) any corporation, partnership, trust or other organization a majority of the beneficial ownership interest of which is owned directly or indirectly by one or more of Robert H. McKinney, Arlene A. McKinney or any Exempt Descendant; (v) any estate or other successor-in-interest by operation of law of Robert H. McKinney, Arlene A. McKinney or any Exempt Descendant; (vi)
The Somerset Group, Inc., so long as it is controlled by one or more individuals and entities described in (i) through (v) inclusive; and (vii) with reference to an issuer, any group within the meaning of Rule 13d-5(b) under the Exchange Act, if the majority of the shares of such issuer beneficially owned by such group is attributable to shares of such issuer which would be considered beneficially owned by individuals and entities described in (i) through (vi) inclusive absent the existence of the group. For purposes of this definition, "Exempt Descendant" shall

       4 (10k page 120)

mean any child, grandchild or other descendant of Robert H. McKinney, or any spouse of any such child, grandchild or other descendant, including in all cases adoptive relationships.

     3.  Employment.

     (a) During the Employment Term, the Company agrees to continue to employ the Executive, and the Executive agrees to remain in the employ of the Company, subject to the terms and conditions of this Agreement. During the Employment Term, the Executive shall be employed as [insert name of position held currently] of the Company or in such other executive capacity as may be mutually agreed to in writing by the parties. During the Employment Term, the Executive shall be responsible for overseeing the Company's investment in First Indiana Bank and shall function as, and have the titles of, [insert current title(s)] of said Bank. During the Employment Term, the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held or assigned at any time during the 12 month period immediately preceding the Effective Date, and the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective
Date or at any office or location less than 35 miles from such location, unless mutually agreed to in writing by the parties.

     (b) The Company may assign to the Executive the responsibility of serving not only as [insert current title] of the Company but also as [insert position or title] of one or more of its affiliates. When performing services for an affiliate, the Executive shall do so, at the Company's option, either as an employee of the Company or as a direct employee of the affiliate. Although part or all of the Executive's compensation and benefits may be paid or provided by affiliates, the Company shall be and remain ultimately liable for the performance of its obligations hereunder, and it shall be considered for purposes of Sections 6 and 23 that all of the Executive's compensation and benefits are paid or provided by the Company.

     (c) Excluding periods of vacation and sick leave to which the Executive is entitled, during the Employment Term the Executive agrees to devote full time attention to the business and affairs of the Company and its affiliates to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, provided that the Executive may take reasonable amounts of time to (i) serve on corporate, civil or charitable boards or committees, and (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions, if such activities do not significantly interfere with the performance of the Executive's responsibilities hereunder. It is expressly understood and agreed that to the extent any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities hereunder.

     4.  Compensation.


       5 (10k page 121)

     (a) Base Salary.  During the Employment Term, the
Executive shall receive an annual base salary ("Annual Base
Salary"), which shall be paid at a monthly rate, at least equal to 12 times the highest monthly base salary paid or payable to the Executive by the Company and its affiliated companies in respect of the 12 month period immediately preceding the month in which the Effective Date occurs. During the Employment Term, the
Annual Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary generally awarded in the ordinary course of business to other peer executives of the Company and its affiliated companies. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement.
Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company (including any successor or assign treated as the Company pursuant to Section 9(a)).

     (b)  Discretionary Bonuses.  During the Employment
Term, the Executive shall be entitled to participate, equitably in relation to other peer executives of the Company and its affiliated companies, in any incentive compensation plans or awards adopted or made, and in any discretionary bonuses authorized or paid, by the Company or its affiliated companies. No other compensation provided for in this Agreement shall be deemed a substitute for the Executive's right to participate in any such incentive compensation plans and to receive any such awards and bonuses.

     (c)  Savings and Retirement Plans.  During the
Employment Term, the Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its affiliated companies for the Executive under such plans, practices, policies and programs as in effect at any time during the 12 month period immediately preceding the Effective Date, or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies.

     (d) Benefit Plans. During the Employment Term (and thereafter to the extent provided in the applicable plan, practice, policy or arrangement), the Executive and his family shall be eligible for participation in, and shall receive benefits pursuant to, all benefit plans, practices, policies and arrangements that are maintained or provided by the Company or any of its affiliated companies (including, without limitation, medical, prescription drug, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) and that are applicable generally to other peer executives of the Company or any of its affiliated companies and their families; provided, however, that in no event shall such plans, practices, policies and arrangements provide the Executive and his family with benefits that are less

       6 (10k page 122)

favorable, in the aggregate, than those provided under the most favorable of such plans, practices, policies and arrangements in effect for the Executive and his family at any time during the 12 month period immediately preceding the Effective Date or, if more favorable to the Executive and his family, those provided generally at any time after the Effective Date to other peer executives of the Company and its affiliated companies and their families. The Executive and his family shall be entitled to the following specific benefits, to the extent, as to each, the benefit would not be provided under the preceding sentence or would exceed the benefit provided under the preceding sentence:

     (1) Defined Benefit Pension Benefits. The Executive and his spouse or beneficiaries shall be entitled to defined benefit pension benefits not less favorable, in the aggregate, than the basic pension benefits provided for in the Company's qualified defined benefit pension plan and the supplemental pension benefits provided for in the Executive's agreement under the Company's nonqualified supplemental executive benefit plan, both as in effect on the date hereof, subject to the terms of such plans and such agreement.

     (2) Death Benefit. The Executive's beneficiaries shall be entitled to death benefits not less favorable, in the aggregate, than the death benefits provided for in the Executive's agreement under the Company's supplemental executive benefit plan as in effect on the date hereof, subject to the terms of such agreement.

     (e)  Expenses.  During the Employment Term, the
Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies in effect for the Executive at any time during the 12 month period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

     (f) Fringe Benefits. During the Employment Term, the Executive shall be entitled to fringe benefits (including but not limited to club dues) in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for the Executive at any time during the 12 month period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

     (g)  Office and Support Staff.  During the Employment
Term, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Company and its affiliated companies at any time during the 12 month period immediately preceding the Effective Date or, if more favorable to the Executive, as provided generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.


       7 (10k page 123)

     (h)  Vacation and Sick Leave.  During the Employment
Term, the Executive shall be entitled to paid vacation and sick leave (without loss of pay) in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies as in effect for the Executive at any time during the 12 month period immediately preceding the Effective
Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies.

     (i) Restrictions. As of the Effective Date, all restrictions limiting the exercise, transferability or other incidents of ownership of any outstanding award, including but not limited to restricted stock, options, stock appreciation rights, or other property or rights of the Company granted to the Executive shall lapse, and such awards shall become fully vested and be held by the Executive free and clear of all such restrictions. This provision shall apply to all such property or rights notwithstanding the provisions of any other plan or agreement, unless the effect of the application of this provision to a particular right or property would result in such right or property failing to qualify for favorable tax treatment under the particular section of the Internal Revenue Code for which it was designed to qualify, or would result in the loss of favorable securities law treatment for participants under the plan pursuant to which the award was granted.

     5.  Termination of Employment.  During the Employment
Term, the Executive's employment hereunder may be terminated under the following circumstances:


     (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Term. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Term (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 11 of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within
30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company and its affiliated companies on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative, provided if the parties are unable to agree, the parties shall request the Dean of the Indiana University School of Medicine to choose such physician.

     (b) Cause. The Company may terminate the Executive's employment for "Cause." A termination for Cause is a termination evidenced by a resolution adopted in good faith by a majority of the Board that the Executive (i) willfully, deliberately and continually failed to substantially perform his duties under Section
3, above (other than a failure resulting from the Executive's incapacity due to physical or mental illness) which failure constitutes gross

       8 (10k page 124)

misconduct, and results in and was intended to result in demonstrable material injury to the Company or any of its affiliated companies, monetary or otherwise, or (ii) committed acts of fraud and dishonesty constituting a felony, as determined by a final judgment or order of a court of competent jurisdiction, and resulting or intended to result in gain to or personal enrichment of the Executive at the Company's expense, provided, however, that no termination of the Executive's employment shall be for Cause as set forth in (i), above, until (a) the Executive shall have had at least 60 days to cure any conduct or act alleged to provide Cause for termination after a written notice of demand has been delivered to the Executive specifying in detail the manner in which the Executive's conduct violates this Agreement, and (b) the Executive shall have been provided an opportunity to be heard by the Board (with the assistance of the Executive's counsel if the Executive so desires). No act, or failure to act, on the Executive's part, shall be considered "willful" unless he has acted or failed to act in bad faith and without a reasonable belief that his action or failure to act was in the best interest of the Company and its affiliated companies. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by the Executive after Notice of Termination is given by the Executive shall constitute Cause for purposes of this Agreement.

     (c)  Good Reason.


     (1) The Executive may terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence after a Change of Control of any of the events or conditions described in Subsections (i) through (vi) hereof:

     (i) A change in the Executive's status, title, position or responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment, does not represent a promotion from his status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Executive of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with his status, title, position or responsibilities in effect immediately prior to such assignment; or any removal of the Executive from or failure to reappoint or reelect him to any position, except in connection with the termination of his employment for Disability, Cause, as a result of his death or by the Executive other than for Good Reason;

     (ii) Any involuntary reduction in the Executive's target level of annual and long-term total compensation as in effect immediately prior to the Effective Date;

    (iii) A failure by the Company and its affiliated companies, through incentive or bonus arrangements, to provide the Executive with incentive compensation opportunities comparable to those it provided to the Executive in respect of the three fiscal years immediately preceding the fiscal year in which the Effective Date occurs;


       9 (10k page 125)

     (iv) Any failure by the Company and its affiliated companies to comply with any of the provisions of
          Section 4 of this Agreement;

     (v) The insolvency or the filing (by any party, including the Company) of a petition for bankruptcy of the Company;

     (vi) Any material breach by the Company and its affiliated companies of any provision of this Agreement;

    (vii) Any purported termination of the Executive's employment for Cause by the Company and its affiliated companies which does not comply with the terms of Section 5(b) of this Agreement; and

   (viii) The failure of the Company and its affiliated companies to obtain an agreement, satisfactory to the Executive, from any successor or assign of the Company and its affiliated companies, to assume and agree to perform this Agreement, as contemplated in Section 9 hereof.

     (2) Any event or condition described in Section 5(c)(1) which occurs prior to the Effective Date but which the Executive reasonably demonstrates (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change of Control, or (ii) otherwise arose in connection with or in anticipation of a Change of Control, shall constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to the Effective Date.

     (3) The Executive's right to terminate his employment pursuant to this Section 5(c) shall not be affected by his incapacity due to physical or mental illness. The
     Executive's continued employment or failure to give
     Notice of Termination shall not constitute consent to, or a waiver of rights with respect to, any circumstances constituting Good Reason hereunder.

     (4) For purposes of this Section 5(c), any good faith determination of Good Reason made by the Executive shall be conclusive.

     (d) Voluntary Termination. The Executive may voluntarily terminate his employment hereunder at any time.

     (e) Notice of Termination. Any purported termination by the Company or by the Executive (other than by death of the Executive) shall be communicated by Notice of Termination to the other. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii)

       10 (10k page 126)

the Termination Date. For purposes of this Agreement, no such purported termination of employment shall be effective without such Notice of Termination.

     (f) Termination Date, Etc. "Termination Date" shall mean in the case of the Executive's death, his date of death, or in the case of the Executive's separation from the service of the Company and its affiliated companies at the end of the Employment Term, the date of such separation, or in all other cases, the date specified in the Notice of Termination, subject to the following:

     (1) If the Executive's employment is terminated by the Company, the date specified in the Notice of Termination shall be at least 30 days after the date the Notice of Termination is given to the Executive, provided, however, that in the case of Disability, the Executive shall not have returned to the full-time performance of his duties during such period of at least 30 days;

     (2)  If the Executive's employment is terminated for Good
     Reason, the date specified in the Notice of Termination shall not be more than 60 days after the date the Notice of Termination is given to the Company; and

     (3) In the event that within 30 days following the date of receipt of the Notice of Termination, one party notifies the other that a dispute exists concerning the basis for termination, the Executive's employment hereunder shall not be terminated except after the dispute is finally resolved and a Termination Date is determined either by a mutual written agreement of the parties, or by a binding and final judgment order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

     6.  Obligations of the Company Upon Termination.

     (a)  Good Reason; Other Than for Cause, Death or
Disability. If, during the Employment Term, the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good
Reason:

     (i) The Company shall pay to the Executive in a lump sum in cash within five days after the Termination
          Date the sum of the amounts described in A, B, C, D and E below:

          A.   The sum of:

               (1)  The Executive's Annual Base Salary
                    through the Termination Date to
                    the extent not theretofore paid; and


       11 (10k page 127)

               (2)  Any compensation previously
                    deferred by the Executive (together
                    with any accrued interest or
                    earnings thereon) and any accrued
                    vacation pay, in each case to the
                    extent not theretofore paid.

               The sum of the amounts described in
               Clauses (1) and (2) shall be hereinafter referred to as the "Accrued Obligations."

          B.   The amount equal to "x" times "y",
               where

               "x"= the number of days remaining in the
                    Employment Term (determined
                    under Section 1 as though such
                    termination had not occurred and, if
                    neither the Company nor the
                    Executive gave the other a notice of
                    non-extension prior to the
                    Termination Date, as though the
                    Company had given the Executive a
                    notice of non-extension on the
                    Termination Date) divided by 365;
                    and

               "y"= the Executive's Annual Base Salary
                    (increased for this purpose by any
                    Section 401(k) deferrals, cafeteria
                    plan elections, or other deferrals
                    that would have increased the
                    Executive's Annual Base Salary if
                    paid in cash to the Executive when
                    earned).

          C.   With respect to each savings or
               retirement plan, practice, policy or
               program described in Section 4(c),
               a separate lump-sum supplemental
               retirement benefit equal to the
               excess of "x" over "y", where

               "x"= the actuarial equivalent of the
                    benefit that would be payable to the
                    Executive under such plan, practice,
                    policy or program if the Executive's
                    employment continued for the
                    remainder of the Employment Term
                    (determined under Section 1 as
                    though such termination had not
                    occurred and, if neither the
                    Company nor the Executive gave
                    the other a notice of non-extension
                    prior to the Termination Date, as
                    though the Company had given the
                    Executive a notice of non-extension
                    on the Termination Date) with
                    annual compensation equal to the
                    Annual Base Salary, assuming for
                    this purpose that all accrued
                    benefits and contributions are fully
                    vested; and

               "y"= the actuarial equivalent of the
                    Executive's actual benefit (paid or
                    payable), if any, under such plan,
                    practice, policy or program.

               There shall be used, in determining the "x" actuarial equivalent, the most favorable to the Executive actuarial assumptions and employer contribution

       12 (10k page 128)

               history with respect to the applicable plan, practice, policy or program during the 12 month period immediately preceding the Effective Date.
               There shall be used, in determining the "y" actuarial equivalent, the actuarial assumptions utilized with respect to the applicable plan, practice, policy or program during the 12 month period immediately preceding the Effective Date).

          D.   With respect to each medical or
               dental employee welfare benefit
               plan in which the Executive
               participates immediately before the
               Termination Date, the amount equal
               to the product of the excess of "x"
               over "y" times "z" divided by 365
               [(x-y)z/365], where

               "x"= the number of days after the
                    Termination Date the Executive and
                    his spouse and eligible dependents
                    would have been entitled to
                    participate in said plan if his
                    employment had continued and said
                    plan had remained in effect in the
                    same form for the remainder of the
                    Employment Term (determined
                    under Section 1 as though such
                    termination had not occurred and, if
                    neither the Company nor the
                    Executive gave the other a notice of
                    non-extension prior to the
                    Termination Date, as though the

       13 (10k page 129)

                    Company had given the Executive a
                    notice of non-extension on the
                    Termination Date) and he had
                    continued to pay the same portion
                    of the cost of such participation as
                    he paid before; and

               "y"= the number of days after the
                    Termination Date the Executive and
                    his spouse and eligible dependents
                    will be entitled to participate in said
                    plan (assuming said plan remains in
                    effect in the same form and he
                    continues to pay the same portion
                    of the cost of such participation as
                    he paid before); and

               "z"= the premium paid or payable by the
                    Company (net of any portion
                    thereof paid or payable by the
                    Executive) attributable to the
                    participation of the Executive (and
                    his spouse and eligible dependents,
                    if applicable) in said plan for the last calendar year ending before the Termination Date.

          E.   The amount equal to "x" times "y",
               where

               "x"= the number of days remaining in the
                    Employment Term (determined
                    under Section 1 as though such
                    termination had not occurred and, if
                    neither the Company nor the
                    Executive gave the other a notice of
                    non-extension prior to the
                    Termination Date, as though the
                    Company had given the Executive a
                    notice of non-extension on the
                    Termination Date) divided by 365;
                    and

               "y"= the club dues for the Executive paid
                    by the Company or its affiliated
                    companies attributable to the last
                    calendar year ending before the
                    Effective Date.

     (ii) To the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive pursuant to this Agreement or under any plan, program, policy or practice or contract or agreement of the Company or any of its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

     (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Term, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, except that after the Termination Date the Company and its affiliated companies shall pay or provide the Accrued Obligations and the Other Benefits.

     (c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Term, this Agreement shall terminate without further obligations to the Executive, except that the Company and its affiliated companies shall pay or provide the Accrued Obligations and the Other Benefits.

     (d)  Cause; Other Than for Good Reason.  If the
Executive's employment shall be terminated for Cause during the Employment Term, or if the Executive voluntarily terminates employment during the Employment Term for other than Good
Reason, this Agreement shall terminate without further obligations to the Executive, except that the Company and its affiliated companies shall pay or provide the Accrued Obligations and the Other Benefits.

     (e) Expiration of Employment Term. If the Executive's employment terminates at the expiration of the original or any extended Employment Term, the Executive (or his family with respect to amounts or benefits payable or provided to the Executive's family) shall be entitled to the Accrued Obligations and the Other Benefits.

     (f) Interest on Delinquent Payments. All amounts payable under this Section 6 shall be paid to the Executive (or to the Executive's estate or beneficiary, as applicable) in a lump sum, in cash, within 30 days after the Date of Termination, or within such lesser number of days after the Date of Termination as may be provided elsewhere with respect to certain of such amounts, or, in the case of amounts payable under an employee benefit plan or arrangement or pursuant to the Executive's election, at the time provided under such plan, arrangement or election. If any

       14 (10k page 130)


payment is not made on time (hereinafter a "Delinquent
Payment"), the Company and its affiliated companies shall pay to the Executive, in addition to the principal sum, interest on such Delinquent Payment computed at the prime rate as announced from time to time by NBD Bank, N. A., of Indianapolis, Indiana, or its successor, compounded monthly.

     7. No Mitigation. In no event shall the Executive be obligated to seek other employment to take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced, whether or not the Executive obtains other employment.

     8. Unauthorized Disclosure. The Executive shall not make any Unauthorized Disclosure. For purposes of this Agreement, "Unauthorized Disclosure" shall mean disclosure by the Executive without the consent of the Board to any person, other than an employee of the Company or any of its affiliated companies or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Company or any of its affiliated companies or as may be legally required, of any confidential information obtained by the Executive while in the employ of the Company and its affiliated companies (including, but not limited to, any confidential information with respect to any of the customers or methods of operation of the Company or any of its affiliated companies) the disclosure of which he knows or has reason to believe will be materially injurious to the Company and its affiliated companies; provided, however, that such term shall not include the use or disclosure by the Executive, without consent, of any information known generally to the public (other than as a result of disclosure by him in violation of this Section 8) or any information not otherwise considered confidential by a reasonable person engaged in the same business as that conducted by the Company and its affiliated companies. In no event shall an asserted violation of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

     9.  Successors and Assigns.

     (a) This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns. The Company shall require any successor or assign (whether direct or indirect, by purchase, merger, share exchange, consolidation or otherwise), by agreement in form and substance satisfactory to the Executive, to acknowledge expressly that this Agreement is binding upon and enforceable against the Company in accordance with the terms hereof, and to become jointly and severally obligated with the Company to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. Except for purposes of Sections 1(b), 1(c), 2, 11 and 15, the term "Company" as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all of the assets and business of the Company (including this Agreement), whether by operation of law or otherwise. In the event substantially all of the assets and business of First Indiana Bank are acquired by another entity in a transaction or series of


       15 (10k page 131)

transactions constituting a Change of Control, such term shall include the entity acquiring such assets and thereafter operating such business (or the ultimate corporate parent of such entity if such entity is a corporate subsidiary).

     (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representative.

     10.  Fees and Expenses.  From and after the Effective
Date, the Company and its affiliated companies shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) reasonably incurred by the Executive as they become due as a result of (i) the Executive's termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment), (ii) the Executive's hearing before the Board as contemplated in Section
5(b) of this Agreement, (iii) the Executive's seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company or any of its affiliated companies under which the Executive is or may be entitled to receive benefits, or (iv) any contest by a taxing authority of the Executive's tax treatment of any amounts received under this Agreement or any other agreement with or plan of the Company or any of its affiliated companies to the extent such tax treatment is consistent with the determinations made by the Accounting Firm under Section 23.

     11. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement
(including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, if to the Company, to First Indiana Corporation, 135 North
Pennsylvania Street, Indianapolis, Indiana 46204, or if to the Executive, to the address set forth below the Executive's signature, or to such other address as the party may be notified, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

     12.  Non-Exclusivity of Rights.  Nothing in this
Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its affiliated companies for which the Executive may qualify. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its affiliated companies shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

     13. Settlement of Claims. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or

       16 (10k page 132)

other right which the Company or any of its affiliated companies may have against the Executive or others.

     14. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

     15. Employment. The Executive and the Company acknowledge that, prior to the Effective Date, the employment of the Executive by the Company and its affiliated companies is "at will" and may be terminated by either the Executive or the Company at any time. If the Executive's employment with the Company and its affiliated companies terminates prior to the Effective Date, then the Executive shall have no further rights under this Agreement.

     16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Indiana without giving effect to the conflict of law principles thereof.

     17. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     18. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

     19. Headings. The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

     20. Modification. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by both the Executive and the Company.

     21. Arbitration. In the event of any disputes, differences, controversies or claims arising out of, or in connection with, this Agreement, other than a dispute in which the sole relief sought is an equitable remedy, such as a temporary restraining order or a permanent or temporary injunction, the parties shall be required to have the dispute, controversy, difference or claim settled through binding arbitration pursuant to the American Arbitration Association's rules of commercial arbitration which are then in effect. The location of all arbitration proceedings shall

       17 (10k page 133)

be Indianapolis, Indiana. One arbitrator shall be selected by the parties and shall be a current or former executive officer (vice president or higher) of a publicly-traded corporation. In the event the parties are unable mutually to agree upon a person to act as the arbitrator, or in the event a mutually-agreed upon arbitrator shall fail to accept the appointment by the parties, the parties jointly shall request from the American Arbitration Association a list of the names of five persons who would be qualified to act as an arbitrator under this section. The selection of the final arbitrator then shall be achieved by each party alternately striking a name, with the Company going first, until one name remains. In the event the parties mutually agree that the five names submitted by the American Arbitration Association are unsatisfactory, they jointly may request a second list of five names from the American Arbitration Association and final selection shall be achieved through the procedure set out herein. The decision of the arbitrator is final and binding upon both parties and any award entered by the arbitrator shall be final, binding and non-appealable and judgment may be entered thereon by either party in accordance with the applicable law in any court of competent jurisdiction. The arbitrator shall not have authority to modify any provision of this Agreement nor to award a remedy for any difference, dispute, controversy or claim arising under this Agreement other than a benefit specifically provided under or by virtue of this Agreement. The Company shall be responsible for all of the reasonable expenses of the American Arbitration Association, the arbitrator and the conduct of the selection and the arbitration procedures set forth in this clause, including reasonable attorneys' fees and expenses incurred by either party which are associated with the arbitration procedure through the time the final arbitration decision or award is rendered. This arbitration provision shall be specifically enforceable.

     22. Withholding. The Company and its affiliated companies shall be entitled to withhold from amounts paid to the Executive hereunder any federal, estate or local withholding or other taxes or charges which it is, from time to time, required to withhold. The Company and its affiliated companies shall be entitled to rely on an opinion of counsel if any question as to the amount or requirement of any such withholding shall arise.

     23.  Limitation on Payments.

     (a) Notwithstanding anything contained herein to the contrary, prior to the payment of any amounts pursuant to Section 6(a) hereof, an independent national accounting firm designated by the Company (the "Accounting Firm") shall compute whether there would be payable to the Executive any "excess parachute payments," within the meaning of Section 280G of the Internal
Revenue Code of 1986, as amended (the "Code"), taking into account the total "parachute payments," within the meaning of
Section 280G of the Code, payable or to be provided to the Executive, whether by the Company or any of its affiliates or by any successor to the Company or any such affiliate, and whether under this Agreement or outside of this Agreement. If there would be any excess parachute payments, the Accounting Firm will compute the net after-tax proceeds to the Executive, taking into account the excise tax imposed by Section 4999 of the Code, if (i) such parachute payments were reduced to the point that the total thereof would not exceed three times the "base amount" as defined in Section 280G of the Code, less One Dollar ($1.00), or (ii)

       18 (10k page 134)

such parachute payments were not reduced. If not reducing such parachute payments would result in a greater after-tax amount to the Executive, such parachute payments shall not be reduced. If reducing such parachute payments would result in a greater after-tax amount to the Executive, they shall be reduced to such lesser amount. If such parachute payments must be reduced, the Executive shall direct which of the payments are to be reduced and the manner in which each is to be limited or modified. The determination by the Accounting Firm shall be binding upon the Company and its affiliated companies and the Executive subject to the application of Section 23(c) hereof.

     (b) As a result of various incentive or other plans, the Executive may be entitled to receive various parachute payments over a period of several years. In such event, the Accounting Firm may need to update its Section 23(a) calculations one or more times. In the event that all or a portion of a parachute payment is not made due to the limitations of this Section 23, the Company and its affiliated companies shall not be relieved of liability for such amount but such parachute payment shall be deferred and included in calculations with respect to subsequent parachute payments.

     (c) As a result of uncertainty in the application of section 280G of the Code at the time of determinations by the Accounting
Firm hereunder, uncertainties in the valuation of future payments, and deferrals pursuant to Section 6(a), it is possible that parachute payments will have been made by the Company and its affiliated companies which should not have been made (an "Overpayment") or that additional parachute payments which will not have been made by the Company and its affiliated companies could have been made (an "Underpayment"), consistent in each case with the other provisions of this Section 23. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or any of its affiliated companies or the Executive which the Accounting Firm believes has a high probability of success, determines that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Executive which the Executive shall repay to the Company or such affiliated company, together with interest at the applicable federal rate provided for in section 7872(f)(2)(A) of the Code; provided, however, that no amount shall be payable by the Executive to the Company or such affiliated company if and to the extent that such payment would not reduce the amount which is subject to taxation under section
4999 of the Code. In the event that the Accounting Firm determines that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company or such affiliated company to or for the benefit of the Executive, together with interest at the applicable federal rate provided for in section 7872(f)(2)(A) of the Code.

     (d) All fees, costs and expenses (including, but not limited to, the cost of retaining experts) of the Accounting Firm shall be borne by the Company and the Company shall pay such fees, costs and expenses as they become due. In performing the computations required hereunder, the Accounting Firm shall assume that all parachute payments to be made to the Executive will be subject to federal and state income tax at the maximum rate in effect at the time the determination is made unless the Executive provides the Accounting Firm with evidence that it

       19 (10k page 135)

is more probable than not that one or more parachute payments will be taxable at a lower rate, or lower rates, in which case the Accounting Firm shall assume that such parachute payments will be taxed at the lower rate or rates. Taxes will be paid for state and federal purposes at the highest possible marginal tax rates which could be applicable to the Executive in the year of receipt of the payments, unless the Executive agrees otherwise.

     (e) In the event this Agreement is subject to Section 18(k) of the Federal Deposit Insurance Act (the "FDIA") at the time any payment is to be made by the Company to the Executive pursuant to this Agreement or otherwise, such payment will be subject to, and conditioned upon, its compliance with Section 18(k) of the FDIA and any regulations promulgated thereunder.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.

                              FIRST INDIANA CORPORATION


                              By: ___________________________________
                                   Owen B. Melton, Jr., President
                                        "Company"

                                   [Robert H. McKinney signed on behalf
                                   of the Company in Owen B. Melton, Jr.'s
                                   agreement]

ATTEST:

_______________________________
Secretary
                              ______________________________________
                                       Named Executive
                                         "Executive"

                              Address: ______________________________

                                       ______________________________


       20 (10k page 136)